Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216

Wells Fargo Announces Cash Tender Offers for Notes

San Francisco, May 30, 2012—Wells Fargo & Company (NYSE: WFC) and Wells Fargo Bank, National Association said today that they have commenced tender offers (the “Offers”) to purchase for cash up to $2 billion aggregate principal amount (the “Tender Cap”) of the outstanding debt securities (the “Notes” and each a “series” of Notes) listed in the table below:

Obligor	Title of Security	CUSIP Number/ISIN	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)/ Fixed Price(1)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment(2)	Maximum Tender Amount(3)	Hypothetical Full Tender Offer Consideration(2)(4)
Wells Fargo Bank, N.A.	5.60% Subordinated Notes due 2016(5)	92976GAE1/ US92976GAE17	$750,000,000	1	140 bps	0.625% due May 31, 2017	BBT1	$30.00	$300,000,000	$1,122.36
Wells Fargo Bank, N.A.	5.75% Subordinated Notes due 2016	94980VAE8/ US94980VAE83	$1,000,000,000	2	145 bps	0.625% due May 31, 2017	BBT1	$30.00	$350,000,000	$1,131.29
Wells Fargo Bank, N.A.	Three-Month LIBOR Floating Rate Subordinated Notes due 2016(5)	92976GAF8/ US92976GAF81	$669,988,000	3	$932.50	N/A	N/A	$30.00	$225,000,000	$962.50(6)
Wells Fargo Bank, N.A.	5.00% Subordinated Notes due 2015(5)	92976GAA9/ US92976GAA94*	$500,000,000	4	145 bps	0.25% due May 15, 2015	BBT1	$30.00	$150,000,000	$1,095.23
Wells Fargo Bank, N.A.	4.75% Subordinated Notes due 2015	94980VAA6/ US94980VAA61	$1,500,000,000	5	135 bps	0.25% due May 15, 2015	BBT1	$30.00	$375,000,000	$1,076.20
Wells Fargo Bank, N.A.	4.875% Subordinated Notes due 2015(5)	92976GAD3/ US92976GAD34*	$1,200,000,000	6	135 bps	0.25% due May 15, 2015	BBT1	$30.00	$240,000,000	$1,078.72
Wells Fargo Bank, N.A.	Three-Month LIBOR Floating Rate Subordinated Notes due 2014(5)	92976GAC5/ US92976GAC50*	$706,000,000	7	$955.71	N/A	N/A	$30.00	$75,000,000	$985.71(6)
Wells Fargo Bank, N.A.	4.80% Subordinated Notes due 2014(5)	92976GAB7/ US92976GAB77*	$750,000,000	8	135 bps	0.25% due May 31, 2014	BBT1	$30.00	$75,000,000	$1,072.31
Wells Fargo & Company	4.95% Subordinated Notes due 2013	949746FJ5/ US949746FJ50	$1,000,000,000	9	80 bps	0.25% due May 31, 2014	BBT1	$30.00	$400,000,000	$1,049.69

*	Notes of this series are listed on the Luxembourg Stock Exchange.
(1)	The Offers with respect to the Three-Month LIBOR Floating Rate Subordinated Notes due 2014 and Three-Month LIBOR Floating Rate Subordinated Notes due 2016 will be based on a fixed price. The Offers with respect to the Fixed Rate Notes (as defined below) will be based on a fixed spread. Each fixed spread reflects the amounts listed in the table under the heading “Early Tender Payment.”
(2)	Per $1,000 principal amount of notes validly tendered and not validly withdrawn at or prior to the Early Tender Date discussed below and accepted for purchase.
(3)	The Maximum Tender Amounts are expressed as an aggregate principal amount of each series of notes and are subject to increase by Wells Fargo & Company or Wells Fargo Bank, N.A., as applicable, in its sole discretion.
(4)	Hypothetical Full Tender Offer Consideration is based on the reference yield of the U.S. Treasury Reference Security (as set forth above) as of 2:00 p.m., New York City time, on May 29, 2012 and an expected settlement date of June 28, 2012. The actual reference yields of the U.S. Treasury Reference Securities will be determined by the Dealer Manager (as defined below) based on certain quotes available at the price determination date, which is expected to be 2:00 p.m., New York City time, on June 12, 2012.
(5)	Notes originally issued by Wachovia Bank, N.A. Subsequent to such original issuance, Wells Fargo Bank, N.A. became the direct obligor of such notes by operation of law.
(6)	Because the consideration for the Three-Month LIBOR Floating Rate Subordinated Notes due 2014 and Three-Month LIBOR Floating Rate Subordinated Notes due 2016 is fixed, amounts reflect actual (and not hypothetical) Full Tender Offer Consideration.

The total aggregate principal amount of Notes that may be purchased in the Offers is subject to the Tender Cap as such amount may be increased by Wells Fargo & Company and Wells Fargo Bank, N.A. Wells Fargo & Company and Wells Fargo Bank, N.A. will accept validly tendered Notes based on the acceptance priority level for each series of Notes (in numerical priority order, with the highest priority being designated 1 and the lowest designated 9), subject to the Tender Cap and the maximum tender amount in respect of each series of Notes listed in the table above based on the principal amount of such Notes (with respect to each series, as such amount may be increased, the “Maximum Tender Amount”). The Offers will expire at 12:00 midnight, New York City time, on the night of June 26, 2012, unless extended (such date and time, as the same may be extended, the “Expiration Date). Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on June 12, 2012, unless extended (such date and time, as the same may be extended, the “Early Tender Date”), to be eligible to receive the Full Tender Offer Consideration.

The “Full Tender Offer Consideration” offered per $1,000 principal amount of the Three-Month LIBOR Floating Rate Subordinated Notes due 2014 and Three-Month LIBOR Floating Rate Subordinated Notes due 2016 (the “Floating Rate Notes”) will be as set forth in the table above. With respect to the Notes other than the Floating Rate Notes (the “Fixed Rate Notes”), the “Full Tender Offer Consideration” offered per $1,000 principal amount of each series of such Fixed Rate Notes tendered and accepted for purchase pursuant to the Offers will be determined in the manner described in the Offer to Purchase dated May 30, 2012 (the “Offer to Purchase”) by reference to the applicable fixed spread for such Notes specified in the table above over the applicable yield as calculated by the Dealer Manager based on the bid-side price of the applicable reference security specified in the table above as quoted on the applicable page on the Bloomberg Bond Trader (BBT) series of pages at 2:00 p.m., New York City time, on June 12, 2012. The fixed spread for each series of Fixed Rate Notes reflects the early tender payment set forth in the table above.

Registered holders of Notes (the “Holders”) who validly tender and do not validly withdraw their Notes after the Early Tender Date, but on or before the Expiration Date, will be eligible to receive only the Tender Offer Consideration. The Full Tender Offer Consideration minus the early tender payment set forth in the table above is referred to as the “Tender Offer Consideration.”

If a Holder validly tenders and does not validly withdraw its Notes prior to the Expiration Date, and the Notes are accepted for purchase, subject to the terms and conditions of the Offers, including the proration procedures set forth in the Offer to Purchase, such Holder shall receive the Full Tender Offer Consideration or the Tender Offer Consideration, as applicable, and accrued and unpaid interest on the tendered Notes from and including the last interest payment date applicable to such Notes to, but not including, the settlement date, expected to be on June 28, 2012, unless extended.

The Offers are not conditioned upon any minimum amount of Notes being tendered, nor are they conditioned upon one another. The amounts of each series of Notes that are purchased in the Offers may be prorated.

Holders of Notes are entitled to tender Notes pursuant to the Offers. A beneficial owner of Notes that are held of record by a custodian bank, broker, dealer, commercial bank, trust company or other nominee must contact the nominee and request that such nominee tender the Notes on the beneficial owner’s behalf prior to the Expiration Date or, in order to receive the applicable Full Offer Tender Consideration, prior to the Early Tender Date.

Wells Fargo Securities, LLC is the dealer manager for the Offers (the “Dealer Manager”).

This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. Wells Fargo & Company and Wells Fargo Bank, National Association are making the Offers only by, and pursuant to the terms and conditions of, the Offer to Purchase. The offers are not being made to, and any offers or tenders of Notes will not be accepted from, or on behalf of, Holders of Notes in any jurisdiction in which the making of the Offers would not be in compliance with the laws or regulations of such jurisdiction. This announcement is not for distribution into Italy. The making of Offers is restricted by law, including, but not limited to, the laws of member states of the European Economic area. The complete terms and conditions of the Offers are set forth in the Offer to Purchase and related letter of transmittal that is being furnished to Holders. Holders are urged to read the tender offer documents carefully when they become available. Copies of these documents may be obtained from the information agent for the Offers, D.F. King & Co., Inc., at (800) 949-2583 (US toll-free) and (212) 269-5550 (collect) and at wfc@dfking.com or from the Dealer Manager, Wells Fargo Securities, LLC, at (866) 309-6316 (US toll-free) and (704) 715-8341 (collect).

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.3 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com), and other distribution channels across North America and internationally. With more than 270,000 team members, Wells Fargo serves one in three households in America. Wells Fargo & Company was ranked No. 23 on Fortune’s 2011 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

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